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                                                                   EXHIBIT 10.18


                                SERVICE AGREEMENT


         This SERVICE AGREEMENT (the "AGREEMENT") dated as of _____________, 1996 and effective as of the Effective Date defined below, is by and between:

         VISTA LASER CENTERS OF THE PACIFIC, INC., a corporation incorporated under the laws of the State of Nevada (herein called the "COMPANY"); and

         ____________________________  (herein called the "PROFESSIONAL").


                                R E C I T A L S:

A. The Company is in the business of managing and administering laser vision correction equipment and related support services (collectively, the "LVC SERVICES") to qualified ophthalmologists for vision correction by use of advanced laser technology, focusing in particular on laser vision correction of common refractive disorders such as myopia and astigmatism.

B. The Professional has experience in vision correction by use of advanced laser technology; and

C. The Professional may elect to utilize facilities, equipment and support services of the Company for professional services rendered to patients by the Professional.

         NOW, THEREFORE, the parties hereto covenant and agree as follows:


         1. CERTAIN DEFINITIONS. For the purposes of this Agreement, the following capitalized terms are defined as follows:

         1.1. LVC Procedures, Care and Centers:

         1.1(a) "PROCEDURE" shall mean a refractive surgical procedure for treatment of a patient's eye (bilateral treatment of both eyes shall be considered two Procedures for purposes hereof).

         1.1(b) "RE-OP PROCEDURE" shall mean a Procedure for treatment of a patient's eye required to correct or adjust a previous Procedure as to the same eye within 18 months of the previous Procedure.

         1.1(c) "POST-OP CARE" shall mean post-operative care performed with respect to Procedures and Re-Op Procedures within 12 months of such Procedures.
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         1.1(d) "LVC CARE" shall mean, collectively, Procedures, Re-Op
Procedures, Post-Op Care and any other vision eye care services rendered for patients by licensed health care professionals covered by the terms of this Agreement.

         1.1(e) "LVC CENTERS" shall mean, collectively, the facilities and sites established by the Company for the rendering of LVC Care by the Professional.

         1.2. Professional Fees:

         1.2(a) "SURGICAL FEE" shall mean a fee paid to the Professional or any other licensed health care professional designated by the Professional for performing a surgical Procedure and, if necessary, a Re-Op Procedure. The parties hereto understand that any Re-Op Procedure is included free of charge with the original Procedure, and therefore the Surgical Fee for the Re-Op Procedure shall be considered part of the Surgical Fee for the original Procedure.

         1.2(b) "POST-OP FEE" shall mean a fee paid to the Professional or any other licensed health care professional designated by the Professional for Post-Op Care and treatment.

         1.2(c) "PROFESSIONAL FEES" shall mean, collectively, Surgical Fees, Post- Op Fees and any other fees for professional medical services rendered by a licensed health care professional.

         1.3. Company LVC Support Fees:

         1.3(a) "SERVICE FEES" shall mean amounts charged to licensed health care professionals and providers for use of the LVC Services to support the Professional's LVC Care activities. Service Fees shall include, among any other relevant charges, amounts charged for equipment use, medical supplies and for any other charges relating to the use of equipment, but excluding all Professional Fees.

         1.3(b) "ADMINISTRATIVE FEES" shall mean all charges of the Company for billing, collection and accounting services, training and education, marketing and advertising, and management and administration of operations, facilities and equipment, but excluding all Professional Fees.

         1.3(c) "TOTAL SUPPORT FEES" shall mean, collectively, Service Fees and Administrative Fees and any other fees and costs included directly or indirectly in charges to professionals and health care providers for LVC Care, but excluding all Professional Fees and excluding all goods and services, sales or use taxes applicable to Total Support Fees.

         1.4. "GROSS PROCEDURE FEE" shall mean the total Professional Fees


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and Total Support Fees established hereunder and charged by the Professional to a patient for a Procedure and, if applicable, a Re-Op Procedure and other LVC Care. The Gross Procedure Fees accordingly includes all Professional Fees charged by the Professional and other licensed health care professionals engaged by the Professional and all Total Support Fees charged to such health care providers by the Company for LVC Care, all as the foregoing terms are defined above.

                           Unless otherwise directed by the Professional, the
Company understands that the standard allocation distribution of the Professional Fees portion of the Gross Procedure Fee shall be one hundred percent (100.0%) of the Professional Fees shall be paid to the Professional or another licensed health care provider designated by the Professional for the Procedure, any related Re-Op Procedures and/or Post-Op Care.


         2. LVC SERVICES AND SUPPORT TO BE RENDERED BY THE COMPANY. During the term of this Agreement, the Company covenants and agrees to provide the Professional with the following support services:

                  (a) To acquire and maintain LVC equipment in the metropolitan area of ___________, Califonia, with such LVC equipment and maintenance thereof to meet all ethical and professional standards as prescribed by the Company's Medical Advisory Board and the manufacturer's requirements.

                  (b) To establish a public education and marketing program to promote LVC Care to the public in the geographic markets of the state of California by means of advertising and other programs conforming to ethical and professional standards established by the Company's Board of Directors with the advice and consent of the Company's Medical Advisory Group.

                  (c) To train and maintain an adequate support staff for the management, administration, operation and maintenance of the Company's LVC Services, consistent with ethical and professional standards established by the Company's Board of Directors with the advice and consent of the Company's Medical Advisory Group.

                  (d) To sponsor and promote general awareness of LVC Care within the professional community by sponsoring and promoting educational and training seminars for health care professionals at the Company's LVC Centers, all at the cost of the Company.


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         3. TOTAL SUPPORT FEES PAYABLE TO THE COMPANY.

                  3.1. The parties hereto agree that the Gross Procedure Fee for each Procedure performed at an LVC Center, together with any related Post-Op Care and related Re-Op Procedure, if necessary, shall be established by the Professional from time to time for each such Procedure performed hereunder by the Professional. Provided, however, that the parties covenant and agree that the Gross Procedure Fee shall in no event be less than $1,950 per Procedure (United States funds) unless the parties hereto shall have mutually agreed in writing to a lower minimum Gross Procedure Fee based upon all relevant factors. The billing, collection and payment of the Gross Procedure Fee shall be subject to applicable laws, rules and regulations of any entity or governing body of competent jurisdiction. Subject to the above, the Professional shall provide the Company with a schedule of the various Gross Procedure Fees established from time to time for LVC Care services, and shall not amend such Gross Procedure Fees except on prior written notice to the Company.

                  3.2. In consideration of equipment use, accounting, administration, general marketing and other support services to be rendered by the Company hereunder, the parties covenant and agree that the Total Support Fees to be charged by the Company during the term of this Agreement to the Professional and to other licensed health care providers designated by the Professional shall be $500 for each Procedure plus the manufacturer's patent royalty fee to the excimer laser manufacturer and any applicable goods and services, sales or use taxes applicable to such Total Support Fees. The Company may change the Total Support Fees to be charged to the Professional upon two (2) weeks written notice to the Professional.

                  3.3. At the Professional's request, the Company will bill patients on behalf of the Professional for all such Gross Procedure Fees and shall use its best efforts to collect the same for the joint account of the Professional, other health care providers designated by the Professional and the Company. The Company shall disburse to itself the sum equal to the Total Support Fees portion of the Gross Procedure Fees collected on behalf of the Professional. The Company shall provide the Professional with a detailed accounting of billings and collections of such Gross Procedure Fees within 15 days after the end of each month, together with such additional detail as the Professional or his representative shall request in order to calculate any payments made to the Company under the terms of this Agreement.


         4. REPRESENTATIONS OF PROFESSIONAL. The professional hereby makes the following representaions to the Company:

         (a) The Professional is duly licensed to practice ophthmalogy in the State of California and shall be certified to perform all Procedures that he shall perform at the Company's Laser Services Centers.


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         (b) The Professional shall be covered by a medical malpractice insurance policy with coverage on each Prodcedure to be performed by the Professional of not less than $1,000,000 per claim at the time of performing all Procedures at the Company's Laser Services Centers.


         5. SEVERABILITY AND AGREEMENT TO REFORM.

         5.1. The parties hereto agree that the covenants and agreements contained in this Agreement shall be construed as if the covenants and agreements are divided into separate and distinct covenants in respect of each of the obligations of the parties hereunder. Nothing in this Agreement is intended or shall be construed as requiring any act or agreement in violation of law or of applicable rules and regulations of any entity or governing body having competent jurisdiction of the subject matter, whether now in effect or as the same may be amended or become effective during the term of this Agreement. Should any provisions of this Agreement be determined to be unenforceable, in violation of public policy, or contrary to applicable laws, rules or regulations of any entity of governing body having competent jurisdiction, the parties covenant and agree promptly to amend and reform this Agreement for the purpose of deleting any such provisions and to substitute therefor such alternative provisions for the purposes of implementing, to the extent possible in compliance with applicable law, rules and regulations, (i) either the intention of the parties in entering into this Agreement and the economic relationships between them as originally contemplated herein, or (ii) a fair and equitable adjustment of the remaining provisions of this Agreement to compensate any party injured by the deletion of one or more portions of this Agreement.

         5.2. Subject to the foregoing provisions of Section 5.1, in the event any covenant or other provision contained in this Agreement shall be deemed to be illegal, unenforceable or unreasonable by a court or other entity or governing body of competent jurisdiction, such determination shall not affect the enforceability of the remaining covenants and provisions of this Agreement, all of which shall remain enforceable to the extent permitted by law.


         6. TERM AND TERMINATION.

         6.1. The initial term of this Agreement shall commence with the execution of this Agreement by all parties hereto and shall be deemed effective as of the date first above written (the "Effective Date"), and shall continue for a period of five (5) years following the Effective Date, unless earlier terminated in accordance with the following provisions:

                  6.1.1. The parties may mutually agree to terminate this Agreement at any time by written consent executed by Company and the Professional.


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                  6.1.2. In the event the Company shall be in material breach of any covenant or agreement on its part to be performed in this Agreement, this Agreement may be terminated by the Professional at his sole discretion at any time thereafter upon thirty (30) days prior written notice to the Company unless such material breach has been cured during such 30 day period of grace. The inability of the Professional to use outpatient surgical LVC Services of the Company by reason of force majeure shall not be deemed a material breach unless the Company is unable to place its LVC equipment in a condition suitable for the performance of Procedures in keeping with high medical standards of professional care within a reasonable period. Any such termination of this Agreement shall not relieve the parties hereto of obligations incurred through the effective date of termination.

                  6.1.3. In the event the Professional shall be in material breach of any covenant or agreement on his part to be performed in this Agreement, this Agreement may be terminated by the Company at any time thereafter upon thirty (30) days prior written notice to the Professional unless such material breach has been cured during such 30 day period of grace. The inability of the Professional to perform Procedures, whether by reason of disability or any other cause, shall not be deemed a material breach unless such inability is continuous for a period of at least six (6) consecutive months. Any such termination of this Agreement shall not relieve the parties hereto of obligations incurred through the effective date of termination.

         6.2. Upon the expiration of the initial term of this Agreement, this Agreement shall be automatically renewed for successive periods of one (1) year each unless any party hereto shall provide the other party with written notice of its intent to terminate this Agreement at least three (3) months prior to the expiration of the then current term of this Agreement or any renewal thereof.


         7. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail, postage prepaid, or by commercial overnight courier (such as Federal Express, DHL, etc.) with written verification of receipt, to his last known business address or residence in the case of the Professional or to its last known principal office in the case of the Company.


         8. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed by a waiver of any subsequent breach.


         9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.


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         10. ASSIGNMENT. The rights and obligations of the Company under this
Agreement shall inure to the benefit of and shall be binding upon the successors of the Company. The Professional may assign all or any portion of the benefits of this Agreement to any professional corporation beneficially owned by the Professional, but shall not assign any of the Professional's duties under this Agreement which the parties hereby agree are personal and unique.


         11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties as to the subject matter hereof and thereof. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.


         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the day first written above.



"PROFESSIONAL":                        ________________________________________
                                           (SIGNATURE)

                                       ________________________________________
                                           Print Name of Professional



"COMPANY":                    VISTA LASER CENTERS OF THE PACIFIC, INC.


                              By:____________________________________
                                 David P. Bates III, President


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                          ADDENDUM TO SERVICE AGREEMENT


         This ADDENDUM (the "Addendum") to the Service Agreement dated as of ________________, 1996 (the "Serivce Agreement") by and between the Company and
___________________ (the "Professional"), hereby amends the Service Agreement, but only to the extend set forth below:

         A. In consideration of the mutual covenants herein contained the Company shall conduct an extensive marketing and advertising program on behalf of the Professional and other health care providers with which the Company has contracted or will contract. The Company hereby agrees to refer all pertinent information with respect to potential patients (the "Patient Leads") for Patient Leads which indicate such patient lives or works in the following geographic territory (the "Territory")____________________________________, California,
which comes into the Company's possession as a result of its marketing and advertising program, to the Professional. "Patient Leads" as used herein shall also be deemed to include all information obtained by the Company from actual patients of the Professional or other health care providers represented by the Company which originated from a Patient Lead provided by the Company. In the event both the Company and the Professional have contacted the Patient Lead, it is hereby agreed that whichever contacted the Patient Lead last shall be deemed to have produced the patient.

         B. The Professional hereby agrees to perform all LVC Procedures on his patients which result from the Patient Leads at the Company's LVC Service Centers and pay the Company the required Total Services Fees therefor, all as described in the Service Agreement. In addition, the Professional agrees to pay to the Company from the Gross Procedure Fee (defined in the Service Agreement) collected by the Company or otherwise, a referral fee of $420 for each PRK Procedure performed on the patient and $510 for each LASIK Procedure performed on the patient.


         C. In the event the Professional terminates this Addendum to the Service Agreement or the Service Agreement, the Professional agrees that neither he nor any or his employees, agents or assigns shall ever contact a patient which resulted from a Patient Lead for the purpose of obtaining any additional information with respect to additional patients. The Professional hereby agrees that the Company shall be entitled to obtain preliminary injunctive relief against the Professional as a remedy for the breach of this covenant in this Addendum.



                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties have executed this Addemdum, effective as of the day first written above.



"PROFESSIONAL":                        ________________________________________
                                           (SIGNATURE)

                                       ________________________________________
                                           Print Name of Professional



"COMPANY":                    VISTA LASER CENTERS OF THE PACIFIC, INC.


                              By:____________________________________
                                 David P. Bates III, President


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